UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2011

THE TORO COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8111 Lyndale Avenue South Bloomington, Minnesota		55420
(Address of Principal Executive Offices)		(Zip Code)

(952) 888-8801

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On July 28, 2011, The Toro Company (“Toro”), Toro Manufacturing LLC, Exmark Manufacturing Company Incorporated and Toro International Company (collectively, the “Borrowers”), entered into a credit agreement (the “Credit Agreement”) with certain lenders, Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer (the “Administrative Agent”) and Wells Fargo Bank, National Association, as syndication agent (the “Syndication Agent”). The Credit Agreement provides for a $150 million unsecured senior five-year revolving credit facility, with a $20 million sublimit for the issuance of standby letters of credit and a $20 million sublimit for swingline loans. At the election of the Borrowers, the aggregate maximum principal amount available under the Credit Agreement may be increased by an amount up to $100 million in the aggregate. Additional subsidiaries of Toro may be designated as Borrowers at the election of Toro at any time. Funds are available under the credit facility for working capital, capital expenditures and other lawful purposes, including acquisitions and stock repurchases. Loans under the Credit Agreement are available in Dollars, Euros, Sterling, Australian Dollars and, at the discretion of the lenders, other currencies. As of July 27, 2011, there were no borrowings outstanding under Toro’s previous credit facility, except for the issuance of standby letters of credit in an aggregate amount of approximately $6 million.

In addition to certain initial fees payable to the Administrative Agent, the Syndication Agent and their respective affiliates, the Borrowers are obligated to pay a facility fee based on the availability of commitments which is payable quarterly in arrears to each lender. At the option of the Borrowers, any loan under the Credit Agreement (other than swingline loans) will bear interest at a variable rate based on LIBOR or an alternative variable rate based on the Bank of America prime rate, the federal funds rate or LIBOR, in each case plus a basis point spread determined by reference to the debt rating of Toro, as defined in the Credit Agreement. Swingline loans bear interest at a rate determined by the swingline lender. Interest is payable quarterly in arrears.

The Credit Agreement contains standard covenants regarding Toro and its subsidiaries, including, without limitation: financial covenants, such as the maintenance of minimum interest coverage and maximum debt to earnings ratios; and negative covenants, which, among other things, limit loans and investments, dividends, disposition of assets, consolidations and mergers, transactions with affiliates, contingent obligations, liens and other matters customarily restricted in such agreements. Most of these restrictions are subject to certain minimum thresholds and exceptions. The Credit Agreement also contains customary events of default, including, without limitation: payment defaults, material inaccuracy of representations and warranties, covenant defaults, bankruptcy and insolvency proceedings, monetary judgment defaults in excess of specified amounts, cross-defaults to certain other agreements, change of control and customary defaults under the Employee Retirement Income Security Act of 1974.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of the Administrative Agent, and Wells Fargo Securities, LLC, an affiliate of the Syndication Agent, served as lead arrangers and joint book managers for the revolving credit facility, for which they each received customary compensation. In addition, the Administrative Agent, the Syndication Agent and certain of the other lenders and their respective affiliates have in the past performed, and may in the future from time to time, perform, investment banking, financial advisory, lending and/or commercial banking services for Toro and its subsidiaries, for which service they have in the past received, and may in the future receive, customary compensation and reimbursement of expenses.

The foregoing description of the Credit Agreement is a summary of the material terms of such agreement, does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the entering into of the Credit Agreement described above, on July 28, 2011, the Borrowers terminated their prior $175 million credit facility as evidenced by that certain Credit Agreement, dated as of September 8, 2004, and amended as of October 25, 2005, January 10, 2007, February 28, 2007, February 29, 2008 and November 9, 2010 (the “Prior Credit Agreement”). The Prior Credit Agreement was scheduled to expire on January 10, 2012. The material relationships between the Borrowers and their affiliates, and the parties to the Prior Credit Agreement were the same as described above. The material terms and conditions of the Prior Credit Agreement were substantially similar to the material terms and conditions of the Credit Agreement described above.

Section 2—Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Section 1—Registrant’s Business and Operations, Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Credit Agreement dated as of July 28, 2011, among The Toro Company, Toro Manufacturing LLC, Exmark Manufacturing Company Incorporated, and Toro International Company and certain subsidiaries, as Borrowers, the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swingline Lender and Letter of Credit Issuer and Wells Fargo Bank, National Association, as Syndication Agent (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TORO COMPANY (Registrant)

Date: July 28, 2011	By	/s/ Stephen P. Wolfe
Stephen P. Wolfe
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

10.1	Credit Agreement dated as of July 28, 2011, among The Toro Company, Toro Manufacturing LLC, Exmark Manufacturing Company Incorporated, Toro International Company and certain subsidiaries, as Borrowers, the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swingline Lender and Letter of Credit Issuer and Wells Fargo Bank, National Association, as Syndication Agent.	Filed herewith